SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported)
                         December 15, 1994


                      EXCEL INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)



Indiana                    1-8684               35-1551685
(State of         (Commission File Number)   (I.R.S. Employer
incorporation)                               Identification No.)


1120 North Main Street
P.O. Box 3118
Elkhart, Indiana                              46515-3118
(Address of principal executive               (Zip Code)
offices)





 Registrant's telephone number, including area code (219) 264-2131



                                N/A
   (Former name or former address, if changed since last report)



Item 8.   Change in Fiscal Year

     On December 15, 1994, the Board of Directors of the Registrant approved a proposal to change the fiscal year of the Registrant from one ending on December 31, to a 52-53 week fiscal year ending on the Saturday nearest the end of each year. In addition, the Registrant changed its fiscal quarters such that each quarter consists of 13 weeks and ends on a Saturday. As provided for under Rule 13a-10(d) of the Securities Exchange Act of 1934, no transition report was required to be filed.

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EXCEL INDUSTRIES, INC.

Date:  January 10, 1996

                         By:  /s/ Joseph A. Robinson
                             Joseph A. Robinson, Secretary,
                             Treasurer and Chief Financial Officer